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                                                  EXHIBIT F


       25 RESEARCH DRIVE, WESTBOROUGH, MASSACHUSETTS 01582
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                                             April 22, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  File No. 70-9441

Dear Commissioners:

     New England Electric System (NEES) filed an
Application/Declaration on Form U-1 on January 27, 1999, as amended, relating to approval to amend its Agreement and Declaration of Trust (as defined below) and to solicit the proxies of the holders of common shares of NEES.

     It is my opinion that NEES is a voluntary association duly created in The Commonwealth of Massachusetts under an Agreement and Declaration of Trust dated as of January 2, 1926, as amended; that NEES is validly organized and duly existing; that the Agreement and Declaration of Trust may be amended as set forth in the statement on Form U-1 upon (i) authorization by the affirmative vote of a majority of the NEES common shares outstanding, (ii) the affirmative vote of two-thirds of the Board of Directors, and (iii) presentation of a certificate regarding such amendments to the Trustee and the filing of such amendments where required by law.

     Based upon the foregoing and subject to necessary action by the NEES shareholders and the Board of Directors of NEES and the presentation of an appropriate certificate to the Trustee and the filing of such amendments where required by law, as well as appropriate action by the Commission under the Public Utility Holding Company Act of 1935, it is my opinion that, in the event the Agreement and Declaration of Trust is amended and proxies are solicited in accordance with the statement on Form U-1 as it is now being amended (the Proposed Transactions):
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     (a)  All state laws applicable to the Proposed Transactions will have been complied with; and

     (b) The consummation of the Proposed Transactions will not violate the legal rights of the holders of any securities issued by NEES or any associate company thereof.

     I hereby consent to the use of this opinion in connection with the statement on Form U-1, as amended, filed with the Securities and Exchange Commission with reference to said transactions.

                                   Very truly yours,


                                   s/Kirk L. Ramsauer

                                   Kirk L. Ramsauer
                                   Deputy General Counsel